SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2006

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement

On October 2, 2006, Open Text Corporation (“the Company”) terminated its Canadian Dollar (“CDN”) $40.0 million line of credit with the Royal Bank of Canada (“RBC”), a Canadian chartered bank. The Company was required to terminate this line of credit as part of a new United States Dollar (“USD”) $465.0 million credit facility agreement dated as of October 2, 2006, (the “Credit Agreement”), between the Company and RBC. Further information regarding the Credit Agreement may be found under Item 2.03 “Creation of a Direct Financial Obligation”, in this Current Report on Form 8-K

As of the date of termination, there were no borrowings outstanding on the (CDN) $40.0 million line of credit, nor were there any termination penalties.

RBC has performed normal banking, investment banking and/or advisory services for the Company from time to time for which they have received customary fees and expenses. As of the date of filing this Current Report on Form 8-K, the Company has an outstanding 5 year mortgage agreement with RBC for a principal amount of (CDN) $15.0 million, which has been secured by a lien on the Company’s headquarters in Waterloo, Canada.

Item 2.03 – Creation of a Direct Financial Obligation

On October 2, 2006, the Company entered into a (USD) $465.0 million Credit Agreement with a Canadian chartered bank (the “Bank”), consisting of a (USD) $390.0 million term loan facility (the “Term Loan”) and a (USD) $75.0 million committed revolving term credit facility (the “Revolver”).

The Term Loan repayments are equal to 0.25% of the original principal amount at each quarter for a period of 7 years, with the remainder due at the end of the term. The Revolver has a 5 year term with no fixed repayment date prior to the end of the term.

The Credit Agreement provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to pay material indebtedness or the acceleration thereof, failure to comply with covenants, certain insolvency or receivership events affecting the Company or its subsidiaries, and failure of representation or warranty to be true when made or deemed made. In the event of a default by the Company, the Bank may and shall declare all amounts owing under the Credit Agreement immediately due and payable and terminate the Bank’s commitment to make loans under the Credit Agreement.

The Credit Agreement also contains customary representations and warranties and affirmative and negative covenants including, among others, covenants relating to financial reporting, conduct of business, merger, incurrence of liens, maintenance of a certain financial ratio and incurrence of subsidiary indebtedness. These representations, warranties and covenants are valid as between the parties and as of the date of entering the Credit Agreement and they are not factual information to investors about the Company. For more details of the Credit Agreement please see the attached exhibit under Item 9.01 of this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Credit Agreement between Open Text Corporation and Royal Bank of Canada, and others dated October 2, 2006.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

October 6, 2006	By:	/s/ Paul J. McFeeters
Paul J. McFeeters
Chief Financial Officer

3

Exhibit Index

Exhibit No.	Description
99.1	Credit Agreement between Open Text Corporation and Royal Bank of Canada, and others dated October 2, 2006.

4